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                                                                    EXHIBIT 99.1


PRESS RELEASE OF META GROUP, INC.
Monday, April 1, 2002
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Contact:  Peter Ward
          META Group
          (203) 973-6700
          peter.ward@metagroup.com
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                                                           FOR IMMEDIATE RELEASE


           META GROUP ANNOUNCES RESIGNATION OF MIKE LEVINE, PRESIDENT

         STAMFORD, Conn. (April 1, 2002) -- META Group, Inc. (Nasdaq: METG), a leading information technology (IT) research and consulting firm, today announced the resignation of Mike Levine, president, effective April 1, 2002. Levine is leaving the company for personal reasons and to pursue other opportunities. Dale Kutnick, META Group CEO and co-research director, will assume Levine's responsibilities until a successor is named.

         "These types of changes are always difficult, but we wish Mike the best in his future endeavors," said Kutnick. "Our number-one goal is to continue moving this company toward profitability in 2002."

                                ABOUT META GROUP

         META Group is a leading research and consulting firm, focusing on information technology and business transformation strategies. Delivering objective, consistent, and actionable guidance, META Group enables organizations to innovate more rapidly and effectively. Our unique collaborative models help clients succeed by building speed, agility, and value into their IT and business systems and processes. For details, connect with www.metagroup.com.